EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Rene Hamouth, the President / Chairman / Director of Evergreen-Agra, Inc. / Evergreen-Agra Global Investments, Inc. (the "Company"), and Todd Hazlewood, the Chief Financial Officer of the Company, hereby each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-Q for the period ended March 31, 2017, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of the Company.

Date: July 28, 2017	By:	/s/ "Rene Hamouth"
Rene Hamouth
President / Chairman / Director

Date: July 28, 2017	By:	/s/ "Todd Hazlewood"
Todd Hazlewood
Chief Financial Officer and a director

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Evergreen-Agra, Inc. / Evergreen-Agra Global Investments, Inc. and will be retained by Evergreen-Agra, Inc. / Evergreen-Agra Global Investments, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.